UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☑	Definitive Information Statement

John Hancock Funds II

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

JOHN HANCOCK FUNDS II
200 Berkeley Street
Boston, Massachusetts 02116

November 25, 2019

Dear Shareholders:

Enclosed is the Information Statement of John Hancock Funds II (“JHF II”) regarding a new subadvisory agreement with Nordea Investment Management North America, Inc. (“NIMNAI”) for Multi-Asset Absolute Return Fund (formerly John Hancock Global Absolute Return Strategies Fund and hereinafter referred to as the “Fund”). NIMNAI succeeded Standard Life Investments (Corporate Funds) Limited (“Standard Life”) as subadvisor to the Fund, effective on August 28, 2019. This change also resulted in the termination of Aberdeen Standard Investments Inc. as sub-subadvisor to the Fund. As with the subadvisory agreement with Standard Life, pursuant to the new subadvisory agreement, NIMNAI manages the Fund’s investments and determines the composition of the assets of the Fund subject to the supervision of the Board of Trustees of JHF II (the “Board”) and John Hancock Investment Management LLC (formerly John Hancock Advisers, LLC) (the “Advisor”).

The Board approved the new subadvisory agreement with NIMNAI. The new subadvisory agreement with NIMNAI is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory fees have decreased at all asset levels in connection with the new subadvisory arrangement with NIMNAI and changes have been made to the Fund’s advisory and subadvisory fee breakpoints. The subadvisory fee is paid by the Advisor and not by the Fund. Because the Fund’s subadvisory fees are paid by the Advisor and not by the Fund, the decrease in the Fund’s advisory fees is a result of an amendment to the advisory agreement and not a direct result of the NIMNAI agreement. Please see below for further information.

Please note that JHF II is not required to obtain shareholder approval in connection with this subadvisor change. We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change. The enclosed Information Statement provides information about the new subadvisory agreement and NIMNAI.

If you have any questions regarding the Information Statement, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

Sincerely,

/s/ Harsha Pulluru
Harsha Pulluru
Assistant Secretary
John Hancock Funds II
1

JOHN HANCOCK FUNDS II
200 Berkeley Street
Boston, Massachusetts 02116

_______________

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT
FOR MULTI-ASSET ABSOLUTE RETURN FUND

_______________

INTRODUCTION

This Information Statement details a recent subadvisor change relating to Multi-Asset Absolute Return Fund (formerly Global Absolute Return Strategies Fund and hereinafter referred to as the “Fund”), a series of John Hancock Funds II (“JHF II” or the “Trust”). At its in-person meeting held on June 24-26, 2019, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust, its investment advisor or Nordea Investment Management North America, Inc. (“NIMNAI”), the new subadvisor (the “Independent Trustees”), unanimously approved a new subadvisory agreement appointing NIMNAI to serve as the new subadvisor to the Fund (the “NIMNAI Subadvisory Agreement”). At the same time, the Board approved the termination of Standard Life Investments (Corporate Funds) Limited (“Standard Life”) as subadvisor to the Fund and Aberdeen Standard Investments Inc. (“Aberdeen”) as sub-subadvisor to the Fund. These changes became effective on August 28, 2019. This Information Statement is being delivered to shareholders on or about November 25, 2019. A discussion of the Board’s determination to appoint NIMNAI as the Fund’s subadvisor is provided in the “Board Consideration of NIMNAI Subadvisory Agreement” section below.

JHF II. JHF II is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of JHF II are divided into separate series or funds, including the Fund.

Investment Management and Administration. John Hancock Investment Management LLC (formerly John Hancock Advisers, LLC) (the “Advisor”) is the Fund’s investment advisor. Pursuant to an investment advisory agreement with JHF II (the “Advisory Agreement”), the Advisor is responsible for, among other things, administering the business and affairs of JHF II and selecting, contracting with, compensating and monitoring the performance of the investment subadvisor that manages the investment of the assets of the Fund or provides other subadvisory services pursuant to a subadvisory agreement with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). In addition, the Advisor serves as the Fund’s administrator pursuant to a separate Service Agreement.

The Distributor. John Hancock Investment Management Distributors LLC (formerly John Hancock Funds, LLC) (the “Distributor”) serves as JHF II’s distributor.

The offices of the Advisor and the Distributor are located at 200 Berkeley Street, Boston, Massachusetts 02116. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife” in Canada and Asia and primarily as “John Hancock” in the United States.

Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (“SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the NIMNAI Subadvisory Agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHF II is not required to obtain shareholder approval in connection with this subadvisor change. We are not asking you for a proxy and you are requested not to send us a proxy with respect to this subadvisor change.

Annual and Semiannual Reports. JHF II will furnish, without charge, a copy of the Fund’s most recent annual report and semiannual report to any shareholder upon request. To obtain a report, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

NEW SUBADVISORY AGREEMENT

FOR MULTI-ASSET ABSOLUTE RETURN FUND

As described in more detail in the introduction, at its in-person meeting held on June 24-26, 2019, the Board approved the NIMNAI Subadvisory Agreement appointing NIMNAI as subadvisor for the Fund, replacing the Fund’s former subadvisor, Standard Life, and sub-subadvisor, Aberdeen.

As with the subadvisory agreement with Standard Life, pursuant to the NIMNAI Subadvisory Agreement, and as more fully described below, NIMNAI manages the Fund’s investments and determines the composition of the assets of the Fund subject to the supervision of the Board and the Advisor. The NIMNAI Subadvisory Agreement is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory fees have decreased at all asset levels in connection with the NIMNAI Subadvisory Agreement. The subadvisory fee is paid by the Advisor, and not by the Fund. In connection with the appointment of NIMNAI, the advisory fee rates and subadvisory fee rates were revised, as discussed below. The NIMNAI Subadvisory Agreement has an effective date of August 28, 2019 and was approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 24-26, 2019. The subadvisory agreement with Standard Life, dated January 1, 2014, as amended (the “Standard Life Subadvisory Agreement”), was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 24-26, 2019 in connection with its annual review and continuance of such agreements.

The expenses of the preparation and mailing of this Information Statement are being paid by the Fund.

NIMNAI

NIMNAI is a Delaware corporation that is registered as an investment advisor under the Advisers Act. The principal offices of NIMNAI are located at 1211 Avenue of the Americas, 23rd Floor, New York, New York, 10036.

NIMNAI Subadvisory Agreement

The principal responsibilities of NIMNAI under the NIMNAI Subadvisory Agreement and of Standard Life under the Standard Life Subadvisory Agreement are substantially similar. The subadvisor manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences between the agreements, are described below.

Subadvisor Compensation. As compensation for its services under the NIMNAI Subadvisory Agreement and the Standard Life Subadvisory Agreement, NIMNAI is paid, and Standard Life was formerly paid, a subadvisory fee with respect to the Fund. Subadvisory fees are calculated and accrued daily based upon the Fund’s net assets, and the sum of the daily fee accruals is paid monthly in arrears. Pursuant to both the NIMNAI Subadvisory Agreement and the Standard Life Subadvisory Agreement, the subadvisory fee accrued each calendar day is calculated by applying the annual percentage rates (including breakpoints) to the net assets of the Fund and dividing by 365 (366 in a leap year). Subadvisory fees are paid by the Advisor, not by the Fund. The advisory fees have decreased at all asset levels in connection with the NIMNAI Subadvisory Agreement and changes have been made to the Fund’s advisory and subadvisory fee breakpoints.

Changes in the Fund’s Name, Principal Investment Strategies, Benchmark, Advisory Fee and Subadvisory Fee

In connection with approving the NIMNAI Subadvisory Agreement for the Fund, the Board noted that there would be no changes to the Fund’s investment objective, fundamental investment policies, or non-fundamental investment policies. The Fund’s investment objective is to seek long-term total return.

In connection with the appointment of NIMNAI as subadvisor to the Fund, on August 28, 2019, the name of the Fund changed from “Global Absolute Return Strategies Fund” to “Multi-Asset Absolute Return Fund.”

Effective August 28, 2019, the Fund’s principal investment strategies changed as follows:

2

The Fund may use an extensive range of investment strategies and invest in a wide spectrum of equity and fixed-income securities, as well as derivative instruments, in pursuing its investment objective.

The Fund may invest in equity and fixed-income securities of companies and government and supranational entities around the world, including in emerging markets. The Fund is not subject to any maturity, market capitalization, or credit quality restrictions and may invest in high-yield below-investment-grade bonds (junk bonds) without limitation. The Fund may invest significantly in particular economic sectors.

The Fund also invests extensively in derivative instruments, which may relate to equity securities, fixed-income securities, interest rates, total return rates, currencies or currency exchange rates, or indexes. Derivatives, including futures, options, swaps (including credit default and variance swaps), and foreign currency forward contracts, may be used for both investment and hedging purposes.

The manager seeks to maximize risk-adjusted absolute return by using multiple strategies across listed equity, equity-related, and debt securities, derivatives, or other instruments as part of a diversified portfolio. These strategies include exploiting market cyclicality and a diverse array of inefficiencies across and within markets.

The manager manages the Fund’s investment strategies dynamically over time and will actively modify investment strategies and develop new strategies in response to additional research, changing market conditions, or other factors. The Fund also may hold cash or invest its cash balances in cash equivalents and short-term investments, including money market funds.

Also in connection with the appointment of NIMNAI, the Board approved changing the Fund’s benchmark from the ICE Bank of America Merrill Lynch U.S. Dollar 6-Month Deposit Offered Rate Constant Maturity Index to the ICE Bank of America Merrill Lynch 0-3 Month U.S. Treasury Bill Index, which is better aligned with the Fund’s investments under NIMNAI management.

Also in connection with the appointment of NIMNAI, the Board approved a lowering of the advisory fee at all asset levels as well as changes to the Fund’s advisory fee breakpoints, effective as of August 28, 2019 (the “Transition Date”), as shown in the comparison table below. The management fee is stated as an annual percentage of the aggregate net assets of the Fund (together with the assets of any other applicable fund identified in the advisory agreement) determined in accordance with the following schedule, and that rate is applied to the average daily net assets of the Fund.

Current Advisory Fee Schedule		Former Advisory Fee Schedule
Average daily net assets	Annual rate	Average daily net assets	Annual rate
First $200 million	1.050%	First $200 million	1.300%
Next $300 million	1.000%	Next $300 million	1.250%
Next $1.5 billion*	0.950%	Next $2.5 billion*	1.200%
Next $2 billion	0.920%	Next $2.5 billion	1.150%
Excess over $4 billion	0.900%	Next $1.5 billion	1.120%
*If aggregate net assets exceed $500 million, rate applies retroactively to all assets at or below $2.0 billion.		Next $3 billion	1.100%
		Excess over $10 billion	1.070%
		*Once aggregate net assets exceed $500 million, the rate is 1.20% on all assets at or below $3.0 billion.
3

The Board also approved changes to the Fund’s subadvisory fee breakpoints, effective as of the Transition Date. The changes to the subadvisory fees and breakpoints result in subadvisory fee rates that are lower than the subadvisory fee rates at all asset levels under the prior agreement.

For additional information about the Fund’s investment objective, investment policies, and advisory fee rates, refer to the Fund’s current prospectus, as may be supplemented from time to time.

============

4

Board Consideration of NIMNAI Subadvisory Agreement

At its in-person meeting held on June 24-26, 2019, the Board, including the Independent Trustees, approved the NIMNAI Subadvisory Agreement between the Advisor and NIMNAI with respect to the Fund.

In considering the NIMNAI Subadvisory Agreement, the Board received in advance of the meeting a variety of materials relating to the Fund and NIMNAI including comparative performance, fee and expense information of NIMNAI and Standard Life; performance information for relevant indices; other pertinent information, such as comparative performance information for a comparably managed account, as applicable; and other information provided by NIMNAI regarding the nature, extent and quality of services to be provided by NIMNAI under the NIMNAI Subadvisory Agreement. The Board also took into account discussions with management and information provided to the Board with respect to the services to be provided by NIMNAI to the Fund. The Board also received an in-person presentation from NIMNAI regarding its firm and the proposed strategy for the Fund, during which the Board had the opportunity to ask questions of NIMNAI. The information received and considered by the Board was both written and oral.

Throughout the process, the Board asked questions of and requested additional information from management. The Board was assisted by counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process. The Independent Trustees also received a memorandum from their independent legal counsel discussing the legal standards for their consideration of the proposed NIMNAI Subadvisory Agreement and discussed the approval of the Agreement in private sessions with their independent legal counsel at which no representatives of management were present.

In approving the NIMNAI Subadvisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and did not treat any single factor as determinative, and each Trustee may have attributed different weights to different factors.

Approval of NIMNAI Subadvisory Agreement

In making its determination with respect to approval of the NIMNAI Subadvisory Agreement, the Board reviewed (i) information relating to NIMNAI’s business; (ii) the historical performance of the Fund under the management of Standard Life, which included comparative performance information of the Fund and the Fund’s supplemental benchmark index and the performance of a comparable composite managed by NIMNAI; (iii) the subadvisory fee for the Fund; and (iv) information relating to the nature and scope of any material relationships and their significance to the Fund’s Advisor and the Subadvisor. The Board also considered that the subadvisory fee rates for the Fund under the NIMNAI Subadvisory Agreement: (i) are lower than the rates under the Standard Life Subadvisory Agreement at all asset levels; (ii) are paid by the Advisor not the Fund; (iii) are a product of arms-length negotiation between the Advisor and NIMNAI; and (iv) are reasonable. In addition, approval of the NIMNAI Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and an amendment to the Fund’s advisory agreement will have the effect of reducing the Fund’s advisory fees at all asset levels.

Nature, extent, and quality of services. With respect to the services to be provided to the Fund by NIMNAI, the Board received information provided to the Board by NIMNAI, which included an in-person presentation from NIMNAI regarding its firm and the proposed investment strategy for the Fund. The Board considered NIMNAI’s current level of staffing and its overall resources. The Board reviewed NIMNAI’s history and investment experience, as well as information regarding the qualifications, background, and responsibilities of NIMNAI’s investment and compliance personnel who will provide services to the Fund. The Board also considered, among other things, NIMNAI’s compliance program and any disciplinary history. The Board also considered NIMNAI’s risk assessment and monitoring processes. The Board reviewed NIMNAI’s regulatory history, including whether it was currently involved in any regulatory actions or investigations as well as material litigation, and any settlements and mitigating actions undertaken, as appropriate. The Board noted that the Advisor would conduct regular periodic reviews of NIMNAI and its operations in regard to the Fund, including regarding investment processes and organizational and staffing matters. The Board also noted that the Trust’s Chief Compliance Officer and his staff would conduct regular, periodic compliance reviews with NIMNAI and present reports to the Independent Trustees regarding the same, which

5

includes evaluating the regulatory compliance systems of NIMNAI and procedures reasonably designed by it to assure compliance with the federal securities laws. The Board also took into account the financial condition of NIMNAI.

The Board considered NIMNAI’s investment process and philosophy. The Board took into account that NIMNAI’s responsibilities will include the development and maintenance of an investment program for the Fund that is consistent with the Fund’s investment objective, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also received information with respect to NIMNAI’s brokerage policies and practices, including with respect to best execution and soft dollars.

Subadvisor compensation. In considering the cost of services to be provided by NIMNAI and the profitability to NIMNAI of its relationship with the Fund, the Board noted that the fees under the NIMNAI Subadvisory Agreement are paid by the Advisor and not the Fund. The Board also noted that there will be no increase in the advisory fees paid by the Fund as a consequence of the execution of the NIMNAI Subadvisory Agreement and that a proposed amendment to the Fund’s advisory agreement will have the effect of reducing the Fund’s the advisory fees at all asset levels. The Board noted that the subadvisory fees under the NIMNAI Subadvisory Agreement would be lower than the fees under the Standard Life Subadvisory Agreement at all asset levels.

The Board also relied on the ability of the Advisor to negotiate the NIMNAI Subadvisory Agreement with NIMNAI, which is not affiliated with the Advisor, and the fees thereunder at arm’s length. As a result, the costs of the services to be provided and the profits to be realized by NIMNAI from its relationship with the Trust were not a material factor in the Board’s consideration of the NIMNAI Subadvisory Agreement.

The Board also received information and took into account any other potential conflicts of interest the Advisor might have in connection with the NIMNAI Subadvisory Agreement.

In addition, the Board considered other potential indirect benefits that NIMNAI and its affiliates may receive from NIMNAI’s relationship with the Fund, such as the opportunity to provide advisory services to additional funds in the John Hancock fund complex and reputational benefits.

Subadvisory fees. The Board considered that the Fund pays an advisory fee to the Advisor and that, in turn, the Advisor pays a subadvisory fee to NIMNAI. The Board also considered that the subadvisory fee to be paid to NIMNAI for managing the Fund is lower than the fee previously paid to Standard Life at all asset levels. The Board also took into account that the Fund’s advisory fee was also being amended and would result in advisory fee rates that are lower than the current advisory fee rates. The Board also considered, as available, the Fund’s subadvisory fees as compared to comparable investment companies.

Subadvisor performance. As noted above, the Board considered the Fund’s performance as compared to the Fund’s supplemental benchmark index under the management of Standard Life and noted that the Board reviews information about the Fund’s performance results at its regularly scheduled meetings. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of NIMNAI. The Board also noted NIMNAI’s long-term performance record for a similar account.

Board determinations. The Board’s decision to approve the NIMNAI Subadvisory Agreement was based on a number of determinations, such as information relating to NIMNAI’s business, including the historical performance of the Fund under the management of Standard Life, relative to the historical performance of the proposed strategy managed by NIMNAI; NIMNAI has extensive experience and demonstrated skills as a manager; and that the subadvisory fee rates for the Fund under the NIMNAI Subadvisory Agreement: (i) are lower than the rates under the Standard Life Subadvisory Agreement at all asset levels; (ii) are reasonable in relation to the level and quality of services to be provided under the NIMNAI Subadvisory Agreement; (iii) are paid by the Advisor not the Fund; (iv) have breakpoints that are reflected as breakpoints in the advisory fees for the Fund in order to permit shareholders to benefit from economies of scale if the Fund grows; and (v) are a product of arms-length negotiation between the Advisor and NIMNAI. In addition, the Board considered that approval of the NIMNAI Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and the advisory fees will be lower for the Fund at all asset levels.

6

Additional Information About Nordea Investment Management North America, Inc.

Nordea Investment Management North America, Inc. (“NIMNAI”) is a Delaware corporation. The principal offices of NIMNAI are located at 1211 Avenue of the Americas, 23rd Floor, New York, New York, 10036.

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of NIMNAI. The names and principal occupations of the principal executive officers and directors of NIMNAI are listed below. The business address of each such person is 1211 Avenue of the Americas, 23rd Floor, New York, New York, 10036.

Name	Principal Occupation
Jarrett G. Singer	Chief Financial Officer
Ulrik Modigh	Director
Jessica E. Malmfors	Chairman & Director
Eivind K. Lorgen	CEO & President
Lisa Y. Ruiz	Chief Compliance Officer
Marek J. Ryden	Director

Similar Investment Companies Managed by NIMNAI. NIMNAI does not, and as of November 1, 2019 did not, act as advisor or subadvisor to any other registered investment companies or series thereof having investment objectives and strategies substantially the same as those of the Fund.

Comparison of Standard Life Subadvisory Agreement and NIMNAI Subadvisory Agreement

The terms of the NIMNAI Subadvisory Agreement and the Standard Life Subadvisory Agreement are substantially similar and are described generally below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and NIMNAI and Standard Life generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. Subject to the supervision of the Board and the Advisor, the subadvisor manages the investment and reinvestment of the assets of the Fund and formulates a continuous investment program for the Fund consistent with its investment objective and policies, as described in the then current registration statement of JHF II. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. At its expense, the subadvisor furnishes all necessary facilities, including salaries of personnel, required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment, necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services). In addition, the subadvisor maintains all accounts, books and records with respect to actions by the subadvisor on behalf of the Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Advisers Act, and the rules thereunder.

The subadvisor selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions, if applicable. The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer that provides research and/or brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and/or research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor’s overall responsibilities with respect to accounts managed by the subadvisor. The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or its directors for the benefit of its clients, any such brokerage and/or research services that the subadvisor obtains from brokers or dealers, as described above.

7

Term. The NIMNAI Subadvisory Agreement was approved by the Trustees and the Independent Trustees at the in-person Board meeting held on June 24-26, 2019 for an initial two-year term. The Standard Life Subadvisory Agreement was initially approved by the Trustees and the Independent Trustees at an in-person Board meeting held on December 14-16, 2011 for an initial two-year term, and its continuance was most recently approved by the Trustees and the Independent Trustees at an in-person Board meeting held on June 24-26, 2019. Each subadvisory agreement continues in effect after its initial term only if such continuance is specifically approved at least annually either: (a) by the Trustees; or (b) by the vote of a “majority of the outstanding voting securities” of the Fund (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

The Standard Life Subadvisory Agreement terminated on August 28, 2019.

Termination. The subadvisory agreement provides that it may be terminated at any time, without the payment of any penalty, by the Trustees, or, with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Advisor and the subadvisor, or by the Advisor or subadvisor on sixty days’ written notice to the Fund and the other party. The subadvisory agreement will terminate automatically, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between the Advisor and the Trust terminates for any reason.

Amendments. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of any amendment will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHF II or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHF II, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor. The subadvisory agreement provides that neither the subadvisor nor any of its directors, officers, or employees shall be liable to the Advisor or the Trust for any loss suffered by the Advisor or the Fund resulting from its acts or omissions as subadvisor to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadvisor, or, with respect only to the Standard Life Subadvisory Agreement, any of Standard Life’s directors, officers, or employees.

Consultation with Subadvisors to the Fund. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund. The NIMNAI Subadvisory Agreement also states that the Advisor will provide NIMNAI with a written list of such other subadvisors and update the list in the event of any changes. In addition, the NIMNAI Subadvisory Agreement clarifies that any person to whom NIMNAI has delegated any of its duties would not be a “subadvisor” for purposes of Rule 17a-10, and that NIMNAI may consult with such person concerning transactions for the Fund in securities or other assets.

Confidentiality of JHF II Portfolio Holdings. The subadvisory agreement provides that the subadvisor is required to treat Fund portfolio holdings as confidential information in accordance with the Trust’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information.

Compliance Policies. Pursuant to the subadvisory agreement, the subadvisor agrees to provide the Advisor with its written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act.

8

Throughout the term of the subadvisory agreement, the subadvisor will provide the Advisor with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable JHF II to comply with Rule 38a-1 under the 1940 Act.

Indemnification. The NIMNAI Subadvisory Agreement provides that NIMNAI will indemnify the Advisor (and that the Advisor will indemnify NIMNAI) and each of its trustees, directors, members, officers, employees, shareholders, and each person who controls the Advisor against any and all losses asserted by any third party insofar as such losses result from the willful misfeasance, bad faith, or gross negligence in the performance of, or from the reckless disregard of, the duties of NIMNAI under the Subadvisory Agreement. The Standard Life Subadvisory Agreement does not include similar provisions.

Other Matters

Ownership of Shares of the Fund. To the best knowledge of the Fund, as of November 1, 2019, the Trustees and officers of the Trust beneficially owned less than 1% of the outstanding shares of any class of shares of the Fund.

To the knowledge of the Fund, as of November 1, 2019, the following shareholders owned of record or beneficially 5% or more of the outstanding classes of shares of the Fund. A shareholder who owns beneficially more than 25% of any class of the Fund is deemed to control that class. Shareholders who have the power to vote a larger percentage of shares (at least 25% of the voting shares) of the Fund can control the Fund and determine the outcome of a shareholder meeting.

Class	Name and Address	Percentage	Ownership
A	WELLS FARGO CLEARING SERVICES, LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	6.17%	RECORD
A	SPECIAL CUSTODY ACCOUNT FOR THE EXCLUSIVE BENEFIT OF CUSTOMERS OF UBS FINANCIAL SERVICES INC 1000 HARBOR BLVD WEEHAWKEN NJ 07086-6761	6.78%	RECORD
A	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	8.20%	RECORD
A	LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121-3091	8.44%	RECORD
A	AMERICAN ENTERPRISE INVESTMENT SVC 707 2ND AVE S MINNEAPOLIS MN 55402-2405	11.23%	RECORD
A	NATIONAL FINANCIAL SERVICES LLC FEBO CUSTOMERS MUTUAL FUNDS 200 LIBERTY ST # 1WFC NEW YORK NY 10281-1003	13.17%	RECORD
A	CHARLES SCHWAB & CO INC MUTUAL FUNDS DEPT 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151	17.42%	RECORD
C	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	5.72%	RECORD
C	SPECIAL CUSTODY ACCOUNT FOR THE EXCLUSIVE BENEFIT OF CUSTOMERS OF UBS FINANCIAL SERVICES INC 1000 HARBOR BLVD WEEHAWKEN NJ 07086-6761	6.09%	RECORD
9

Class	Name and Address	Percentage	Ownership
C	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS HOUSE ACCT FIRM 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	8.33%	RECORD
C	NATIONAL FINANCIAL SERVICES LLC FEBO CUSTOMERS MUTUAL FUNDS 200 LIBERTY ST # 1WFC NEW YORK NY 10281-1003	9.13%	RECORD
C	WELLS FARGO CLEARING SERVICES, LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	10.53%	RECORD
C	AMERICAN ENTERPRISE INVESTMENT SVC 707 2ND AVE S MINNEAPOLIS MN 55402-2405	20.08%	RECORD
C	LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121-3091	21.54%	RECORD
I	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	5.02%	RECORD
I	AMERICAN ENTERPRISE INVESTMENT SVC 707 2ND AVE S MINNEAPOLIS MN 55402-2405	7.50%	RECORD
I	WELLS FARGO CLEARING SERVICES, LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	8.42%	RECORD
I	SPECIAL CUSTODY ACCOUNT FOR THE EXCLUSIVE BENEFIT OF CUSTOMERS OF UBS FINANCIAL SERVICES INC 1000 HARBOR BLVD WEEHAWKEN NJ 07086-6761	11.54%	RECORD
I	NATIONAL FINANCIAL SERVICES LLC FEBO CUSTOMERS MUTUAL FUNDS 200 LIBERTY ST # 1WFC NEW YORK NY 10281-1003	14.82%	RECORD
I	ATTN MUTUAL FUND OPERATIONS MAC & CO A/C 500 GRANT ST RM 151-1010 PITTSBURGH PA 15219-2502	15.16%	RECORD
I	CHARLES SCHWAB & CO INC MUTUAL FUNDS DEPT 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151	15.91%	RECORD
R2	FIIOC FBO NWCT EMERGENCY MEDICINE PC RETIREMENT PLAN 401K PLAN 100 MAGELLAN WAY (KW1C) COVINGTON KY 41015-1987	5.21%	BENEFICIAL
R2	RICHARD MANGANIELLO & TRINA MANGANIELLO TTEES CONNECTICUT EYE PHYSICIANS AND SURGEONS LLC CASH BALANCE PLAN 479 BUCKLAND ROAD SOUTH WINDSOR CT 06074-3739	6.10%	BENEFICIAL

10

Class	Name and Address	Percentage	Ownership
R2	LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121-3091	7.30%	RECORD
R2	FIIOC CUST FBO LENOBLE LUMBER COMPANY INC INCENTIVE SAVINGS TRUST 100 MAGELLAN WAY (KW1C) COVINGTON KY 41015-1987	12.89%	BENEFICIAL
R2	ASCENSUS TRUST COMPANY FBO SKYLIFT INC 401(K) PLAN PO BOX 10758 FARGO ND 58106-0758	14.20%	BENEFICIAL
R2	MID ATLANTIC TRUST COMPANY FBO BARKLEY COURT REPORTERS, INC 401(K) 1251 WATERFRONT PL STE 525 PITTSBURGH PA 15222-4228	14.51%	BENEFICIAL
R2	MLPF& S FOR THE SOLE BENEFIT OF ITS CUSTOMERS 4800 DEER LAKE DRIVE EAST 2ND FL JACKSONVILLE FL 32246-6484	15.89%	RECORD
R6	NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	5.59%	RECORD
R6	SHEET METAL AIR RAIL & TRANSPORTATION WORKER-SHEET METAL MICHAEL JOHNSON TTEE 1750 NEW YORK AVE NW STE 600 WASHINGTON DC 20006-5386	9.42%	BENEFICIAL
R6	U S BANK FBO MPHC - MARKETABLE 1555 N RIVERCENTER DR STE 302 MILWAUKEE WI 53212-3958	10.10%	RECORD
R6	MORGAN STANLEY SMITH BARNEY LLC FOR EXCLUSIVE BENEFIT OF CUSTOMERS 1 NEW YORK PLAZA FL. 12 NEW YORK NY 10004-1965	54.19%	RECORD
NAV	JHF II ALTERNATIVE ASSET ALLOCATION FUND - CLASS A 197 CLARENDON ST BOSTON MA 02116	100.00%	BENEFICIAL

Shareholders’ Proposals. The Fund is not required and does not intend to hold meetings of shareholders each year. Instead, meetings will be held only when and if required. Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders must submit the proposal in writing, so that it is received by the Fund at 200 Berkeley Street, Boston, Massachusetts 02116, within a reasonable time before any meeting.

11

John Hancock Investment Management 200 Berkeley Street Boston, MA 02116

The following notice provides important information about the recent change in the management of your fund.

If you have any questions, please contact your financial advisor or call John Hancock Investment Management at 800-225-5291, Monday through Friday, 8:00 a.m. to 7:00 p.m., Eastern Time.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

November 25, 2019

Relating to

MULTI-ASSET ABSOLUTE RETURN FUND
a series of John Hancock Funds II

200 Berkeley Street
Boston, Massachusetts 02116

Telephone: 800-225-5291

This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the Internet relating to Multi-Asset Absolute Return Fund (formerly Global Absolute Return Strategies Fund and hereinafter referred to as the “Fund”), a series of John Hancock Funds II (the “Trust” or “JHF II”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a subadvisor change relating to the Fund that took effect as of August 28, 2019. At an in-person meeting held on June 24-26, 2019, pursuant to the recommendation of John Hancock Investment Management LLC (formerly John Hancock Advisers, LLC) (the “Advisor”), the Board of Trustees of the Trust (the “Board”) approved a new subadvisory agreement appointing Nordea Investment Management North America, Inc. (“NIMNAI”) as subadvisor to the Fund. At the same time, the Board approved the termination of Standard Life Investments (Corporate Funds) Limited as subadvisor to the Fund and Aberdeen Standard Investments Inc. as sub-subadvisor to the Fund.

The appointment of NIMNAI as subadvisor to the Fund was effected in accordance with an exemptive order (the “Order”) that the U.S. Securities and Exchange Commission granted to the Trust permitting the Advisor to enter into and materially amend subadvisory agreements with unaffiliated subadvisors solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Trust is not soliciting proxies to approve this change. The Order does, however, require that an information statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of the new subadvisory agreement with NIMNAI.

In lieu of physical delivery of the Information Statement (other than on request as described below), JHF II has made the Information Statement available to you online at https://www.jhinvestments.com/resources/all-resources/other/john-hancock-multi-asset-absolute-return-information-statement until 90 days from the date the Notice was first sent to shareholders. A paper or email copy of the Information Statement may be obtained, without charge, by contacting 800-225-5291 no later than 90 days from the date the Notice is first sent to shareholders.

If you want to receive a paper or email copy of the Information Statement free of charge, you must request one no later than 90 days from the date the Notice is first sent to shareholders.

Shareholders Sharing the Same Address. As permitted by law, only one copy of this Notice may be delivered to shareholders residing at the same address, unless such shareholders have notified the Trust of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy, please contact the Trust by writing to the Trust’s address, or by calling the telephone number shown above. The Trust will then promptly deliver, upon request, a separate copy of this Notice to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.